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                                                             Exhibit 10.1

                             SUB-SUBLEASE AGREEMENT
                                 BY AND BETWEEN
                RISK CAPITAL REINSURANCE COMPANY, SUB-SUBLANDLORD
                                       AND
              MARSH & McLENNAN RISK CAPITAL CORP., AS SUB-SUBTENANT


    THIS SUB-SUBLEASE AGREEMENT (the "Sub-Sublease") is made and entered into as of this 18th day of March, 1996, by and between Risk Capital Reinsurance Company, having a place of business at 20 Horseneck Lane, Greenwich, Connecticut 06830 ("Sub-Sublandlord"), and Marsh & McLennan Risk Capital Corp., having a place of business at 20 Horseneck Lane, Greenwich, Connecticut 06830 ("Sub-Subtenant").

                              W I T N E S S E T H :

    WHEREAS, by Lease dated April 8, l982 (the "Over Lease", a copy of which is attached hereto as Schedule A), Horseneck Associates as Landlord ("Over Landlord") leased to The Coca-Cola Bottling Company of New York, Inc., as Tenant ("Prime Tenant") the Building and Land (as defined in the Over Lease), commonly known as 20 Horseneck Lane, Greenwich, Connecticut; and

    WHEREAS, by Sublease Agreement, dated March 18, l996 (the "Sublease", a copy of which is attached hereto as Schedule B), the Prime Tenant, as Sublandlord, sub-leased to Sub-Sublandlord the entire said Building and Land (which for the purposes of the Sublease and also for the purposes of this Sub-Sublease are defined as the "Subleased Premises"); and

    WHEREAS, Sub-Subtenant desires to sub-sublet from Sub-Sublandlord a portion of the Subleased Premises, which portion consists of that area of the first floor of the Building, consisting of approximately 11,514 rentable square feet and more particularly shown in outline on the floor plan annexed hereto as Schedule C and made a part hereof (said portion being hereinafter referred to as the "M&M Space");

    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sub-Sublandlord and Sub-Subtenant, intending to be legally bound hereby, agree as follows:

    Section l. Demise. Sub-Sublandlord hereby leases to Sub-Subtenant and Sub-Subtenant hereby leases from Sub-Sublandlord the M&M Space, subject to the terms and provisions hereof.

    Section 2. Term. The term of this Sub-Sublease (the "Term") shall commence on June 1, 1996 (the "Commencement Date") and shall terminate on the day next preceding the "Expiration Date" as defined in the Sublease (said prior date being the "Expiration Date" herein), unless the latter date is accelerated due to other provisions contained in this Sub-Sublease, or in the Over Lease or in the Sublease.


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    Section 3. Minimum Rent and Additional Rent. Throughout the Term,
Sub-Subtenant shall pay to Sub-Sublandlord, an amount per month equal to Sub-Subtenant's pro-rata share of 37.50% (the "Sub-Subtenant's Pro-Rata Share") of all payments of Minimum Rent and Additional Rent, as those terms are defined in the Sublease and as provided in this Sub-Sublease. Said Sub-Subtenant's Pro-Rata Share is based upon the M&M Space together with the Sub-Subtenant's Pro-Rata Share of the rentable square footage on the first floor presently sub-subleased (the "BOI Space") to the Bank of Ireland Asset Management (U.S.) Limited ("BOI") and the Sub-Subtenant's Pro-Rata Share of the common facilities of the Building. All such payments by Sub-Subtenant shall be made in advance on the first day of each calendar month during the Term. For purposes of this section, "Additional Rent" shall include, but not be limited to, payments with respect to Operating Expenses, Taxes, charges for electrical service, all as defined in the Sublease, and subject to the approval of Sub-Subtenant, shall also include expenses incurred by Sub-Sublandlord for interior cleaning services, security systems and security personnel, maintenance and operation of the fitness facility and cafeteria and all other costs and expenses incurred by Sub-Sublandlord in connection with this Sub-Sublease, the Land or the Building, including, but not limited to, all of the items excluded from Operating Expenses which are set forth in Subparagraph 3.a. (vii) of the Sublease, which are paid by Sublandlord. In addition, Sub-Subtenant shall share with Sub-Sublandlord on a pro-rata basis (i.e. the Sub-Subtenant shall retain the Sub-Subtenant's Pro-Rata Share of each such benefit or credit and the balance shall be paid or credited to Sub-Sublandlord) any and all benefits or credits derived or received by Sub-Subtenant in connection with this Sub-Sublease, including, without limitation, any credits or payments received by Sub-Subtenant relating to brokerage commissions or similar arrangements in connection with this Sub-Sublease or the Sublease. Sub-Sublandlord agrees to share with Sub-Subtenant on a pro-rata basis all payments of Rent and Additional Rent received by Sub-Sublandlord from BOI or any successor sub-subtenant of the BOI Space (i.e. the Sub-Sublandlord shall pay or credit the Sub-Subtenant with Sub-Subtenant's Pro-Rata Share of such Rent or Additional Rent, and shall retain the balance).

    Section 4. Security Deposit. Sub-Subtenant shall deposit with Sub-Sublandlord the sum of $37,082.51 (the "Sub-Subtenant's Security Deposit"), representing Sub-Subtenant's Pro-Rata Share of the security deposit paid by Sub-Sublandlord in connection with the Sublease (the "Sub-Sublandlord's Security Deposit"). The Sub-Subtenant's Security Deposit shall be held by Sub-Sublandlord as security for the faithful performance and observance by Sub-Subtenant of the terms and conditions of this Sub-Sublease. Paragraph 20 of the Sublease is hereby incorporated herein by reference with the same force and effect as if it was fully set forth herein, provided that any reference therein to "Sublandlord" shall be deemed to refer to Sub-Sublandlord and any reference therein to "Subtenant" shall be deemed to refer to Sub-Subtenant.

    Section 5. Possession. Notwithstanding anything to the contrary contained in this Sub-Sublease, Sub-Subtenant has inspected the M&M Space, the Building and the Land and hereby agrees to accept the same "as is", without any warranties, representations or obligations, express or implied, on the part of Sub-Sublandlord to perform any maintenance, repair, alteration, improvements, work or other services thereto. Sub-Subtenant acknowledges that Sub-Sublandlord has made no representations or warranties with respect to either the M&M Space or the Building or the condition thereof. Notwithstanding the foregoing, Sub-Sublandlord agrees to cooperate with Sub-Subtenant in obtaining for Sub-Subtenant a portion of the "Tenant's Allowance", as more


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particularly referred to in Section 7 hereof.

    Section 6. Delays. Notwithstanding anything to the contrary contained in this Sub-Sublease, if Sub-Sublandlord is unable to deliver possession of the M&M Space for any reason beyond the reasonable control of Sub-Sublandlord, including without limitation a delay by Prime Tenant in delivering the Subleased Premises to Sub-Sublandlord, Sub-Sublandlord shall not be subject to any claims, damages or liabilities whatsoever, nor shall this Sub-Sublease be void or voidable, nor shall the Expiration Date be extended.

    Section 7. Fit-Up and Allowance. It is understood and agreed that, in accordance with the provisions of Paragraph 6, sub-Paragraph g., of the Sublease, Sub-Sublandlord is obligated, at its cost, to perform all work necessary for the completion of the initial Subtenant Improvements (as defined in the Sublease), and, in connection therewith, the Prime Tenant has agreed to contribute a sum not exceeding $1,200,000 ("Tenant's Allowance"). Sub-Subtenant hereby agrees, at its cost, to perform all work necessary to prepare the M&M Space for Sub-Subtenant's initial use and occupancy and, in consideration therefor, Sub-Sublandlord shall contribute to Sub-Subtenant, Sub-Subtenant's Pro-Rata Share of all payments of Tenant's Allowance as and when received by Sub-Sublandlord from the Prime Tenant. Sub-Subtenant agrees to perform all such work in accordance with the requirements of Paragraph 6 of the Sublease applicable to Sub-Sublandlord and to provide all documents and other information and material applicable to Sub-Sublandlord pursuant to sub-Paragraph g. of said Paragraph 6 of the Sublease, at such times and in such manner as to enable Sub-Sublandlord to fully comply with all obligations of said Paragraph 6 in a timely and satisfactory manner.

    Section 8. Subordination; Incorporation. (a) This Sub-Sublease is subject and subordinate to all of the covenants, agreements, terms, provisions, conditions and obligations set forth in the Sublease. Except as otherwise expressly provided in this Sub-Sublease, all words and phrases which are capitalized herein shall have the same meanings ascribed to them in the Sublease. Except as otherwise expressly provided herein, all of the terms, provisions, conditions and obligations contained in the Sublease are incorporated herein and made a part hereof, Sub-Sublandlord being substituted for the Sublandlord and Sub-Subtenant being substituted for the Subtenant and references to this Sub-Sublease being substituted for references to the Sublease; provided, however that Sub-Sublandlord shall not be required or obligated to perform any of the duties or obligations of Sublandlord under the Sublease, unless specified to the contrary herein, and Sub-Sublandlord shall not be liable to Sub-Subtenant for any failure in performance by the Prime Tenant of any term, provision or covenant contained in the Sublease; and provided further that, notwithstanding anything contained herein to the contrary, the following provisions of the Sublease shall not be deemed incorporated in or made a part of this Sub-Sublease, to the extent that they are inconsistent with the foregoing provisions of this Sub-Sublease: Paragraph l, 2, 3, 4, 5, 6 (Sub-paragraph g.), 11, 16, 18, 20, 21 and 31.

    (b) It is specifically understood and agreed, notwithstanding any contrary or inconsistent provision contained in this Sub-Sublease, that, with the exception of interior cleaning services, security personnel for the Building, the fitness facility and the operation of the cafeteria, all work, maintenance, repairs (except as to the M&M Space), construction and other services (collectively, the "Services") to be made and/or furnished to the M&M Space or the Building or to any


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appurtenances thereof (including the parking areas and cafeteria) pursuant to the provisions of the Sublease shall be provided by the Prime Tenant. To the extent that such Services are not provided in accordance with the Sublease, Sub-Sublandlord agrees, upon receipt of Sub-Subtenant's notice specifying the nature of any such interruption or failure of the Services, to attempt diligently to obtain such Services from Prime Tenant on behalf of Sub-Subtenant, as soon as reasonably possible under the circumstances.

    Section 9. Surrender; Covenants and Representations of the Parties. (a) Upon the Expiration Date or sooner termination of this Sub-Sublease, Sub-Subtenant shall quit and surrender the M&M Space in good order and repair, reasonable wear and tear and damage by casualty excepted and in accordance with all of the applicable terms and conditions of the Sublease. Notwithstanding anything to the contrary contained herein, Sub-Subtenant shall not do anything in, about or with respect to the M&M Space or the Building or Land which will constitute a default under the Sublease or the Over Lease or under this Sub-Sublease, or fail to do anything which Sub-Subtenant is obligated to do under the terms hereof which would constitute a default under the Sublease or the Over Lease or hereunder. Sub-Subtenant hereby agrees to indemnify, defend and hold Sub-Sublandlord harmless from and against any and all losses, claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees) arising out of or based upon Sub-Subtenant's use or occupancy of the M&M Space, the Building or the Land, including, without limitation, the cafeteria, fitness facility and parking areas, the negligence or misconduct of Sub-Subtenant, or Sub-Subtenant's agents, employees, contractors or visitors or arising from or in connection with Sub-Subtenant's breach of its obligations or representations under this Sub-Sublease, the Sublease or the Over Lease, as they relate to the M&M Space, the Building or the Land, including without limitation, the cafeteria, fitness facility and parking areas. In the event of any breach hereunder by Sub-Subtenant, Sub-Sublandlord shall have all of the rights and remedies available to the Prime Tenant under the Sublease, or at law or equity, as if such breach occurred thereunder.

    (b) Sub-Sublandlord hereby agrees to indemnify, defend and hold Sub-Subtenant harmless from and against any and all losses, claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees) arising out of or based upon Sub-Sublandlord's use or occupancy of the Building or the Land, including, without limitation, the cafeteria, fitness facility and parking areas, the negligence or misconduct of Sub-Sublandlord, or Sub-Sublandlord's agents, employees, contractors or visitors or arising from or in connection with Sub-Sublandlord's breach of its obligations or representations under this Sub-Sublease as they relate to the Building or the Land, including without limitation, the cafeteria, fitness facility and parking areas.

    Section 10. Insurance. Sub-Subtenant shall comply, with respect to the M&M Space and for the benefit of Sub-Sublandlord and the Prime Tenant, with all insurance requirements and obligations of Sub-Sublandlord under the provisions of the Sublease.

    Section 11. Assignment; Subletting. (a) Sub-Subtenant shall not assign, mortgage or otherwise pledge or encumber this Sub-Sublease or any interest hereunder, nor shall Sub-Subtenant sublet all or any part of the M&M Space, nor allow the M&M Space or any part thereof to be occupied by anyone other than Sub-Subtenant, without obtaining the prior written consent of Sub-Sublandlord in each instance and without otherwise complying with all of the provisions relating to

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assignment and subletting in the Sublease. Sub-Sublandlord agrees not to unreasonably withhold or delay its consent under this Section.

    (b) Sub-Sublandlord shall not assign, mortgage or otherwise pledge or encumber this Sub-Sublease or any interest hereunder, nor shall Sub-Sublandlord sublet all or any part of the Subleased Premises, nor allow the Subleased Premises or any part thereof to be occupied by anyone other than Sub-Sublandlord, without obtaining the prior written consent of Sub-Subtenant in each instance and without otherwise complying with all of the provisions relating to assignment and subletting in the Sublease. Sub-Sublandlord agrees not to unreasonably withhold or delay its consent under this Section. By its execution hereof, the Sub-Subtenant hereby consents to the Sub-Sublease of the BOI space to BOI on terms and conditions acceptable to Sub-Sublandlord, in its sole discretion.

    Section 12. Brokers. Sub-Sublandlord and Sub-Subtenant hereby warrant and represent to each other that they have dealt with no brokers or agents in connection with this Sub-Sublease. Sub-Sublandlord and Sub-Subtenant hereby agree to indemnify, defend and hold the other party harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees) arising or resulting from the indemnifying party's breach or alleged breach of its warranty and representation contained in this Section. The provisions of this Section shall survive the expiration or sooner termination of the Term.

    Section 13. Parking. During the Term, Sub-Subtenant shall be entitled to use (subject to parking spaces allocated to any approved sub-subtenant's of the Subleased Premises) the Sub-Subtenant's Pro-Rata Share of the indoor and outdoor parking spaces provided in the existing parking facility upon the Land on a non-reserved unassigned basis, said spaces to be used by Sub-Subtenant solely in connection with its use of the M&M Space. For purposes of the paragraph, the parties agree that the Sub-Subtenant's Pro-Rata Share of the indoor parking spaces is initially twenty (20) spaces. Sub-Sublandlord shall be entitled, from time to time, to impose and enforce reasonable rules and regulations regarding the use by all Building tenants of all parking facilities located upon the Land.

    Section 14. Expansion Obligations. (a) Sub-Subtenant acknowledges and agrees that a portion of the first floor space of the Building has been sub-subleased to BOI (said portion more particularly shown in outline on the floor plan annexed hereto as Schedule F, being hereinafter referred to as the "BOI Space"). Provided (i) the said sub-sublease with BOI shall terminate, or the BOI Space shall otherwise become available, (ii) Sub-Subtenant shall be in occupancy of the entire M&M Space and (iii) this Sub-Sublease is in effect and Sub-Subtenant is not then in default hereunder beyond any applicable grace period, Sub-Subtenant's Pro-Rata Share of the BOI Space shall be added to the M&M Space (the "M & M Expansion Space"), in a location within the BOI Space to be adjacent to the then existing M&M Space, and otherwise as specified by Sub-Sublandlord. The balance of the BOI Space shall be retained by Sub-Sublandlord for all purposes and uses permitted by the Sublease (the "Sub-Sublandlord Expansion Space").

    (b) Effective upon the date that the BOI Space shall become available, this Sub-Sublease shall be deemed amended as follows: The M&M Expansion Space shall be added to and form a

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part of the M&M Space with the same force and effect as if originally demised under this Sub-Sublease, except that Section 7 of this Sub-Sublease shall not apply to the Expansion Space, it being understood and agreed that, if Sub-Subtenant shall exercise the Expansion Option, it shall accept the Expansion Space in an "as-is" condition. In the event either Sub-Sublandlord or Sub-Subtenant shall not desire to have the M&M Expansion Space or the Sub-Sublandlord Expansion Space added to their respective premises as aforesaid, then Sub-Sublandlord or Sub-Subtenant, as the case may be, shall so notify the other party in writing, and such other party shall have the right, at its sole option, to have the M&M Expansion Space or Sub-Sublandlord Expansion Space, as the case may be added to their respective premises and the Sub-Subtenant's Pro-Rata Share shall be revised accordingly.

    Section 15. Notices. All notices, demands and requests under this Sub-Sublease shall be in writing and shall be sent by personal delivery or by United States registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:


    To Sub-Sublandlord:                Risk Capital Reinsurance Company
                                       20 Horseneck Lane
                                       Greenwich CT 06830
                                       Attn: Peter A. Appel, Esq.

    With a Copy to:                    Fogarty Cohen Selby& Nemiroff, LLC
                                       88 Field Point Road
                                       Greenwich CT 06830
                                       Attn: Steven W. Russo, Esq.


    To Sub-Subtenant:                  Marsh & McLennan Risk Capital Corp.
                                       20 Horseneck Lane
                                       Greenwich CT 06830
                                       Attn: Finance Director

    With a Copy to:                    Marsh & McLennan Companies, Inc.
                                       1166 Avenue of the Americas 10036
                                       New York, New York 10036
                                       Attn: General Counsel


    Either party may, by notice given to the other party, designate a new address to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notices, demands and requests which shall be served upon Sub-Sublandlord or Sub-Subtenant in the manner aforesaid shall be deemed to have been served or given for all purposes under this Sub-Sublease at the time such notice, demand or request shall be personally delivered or three (3) business days after having been deposited in any post office or branch post office regularly maintained by the United States Postal Service.

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    Section 16. Facilities. During the Term, Sub-Subtenant shall have the right to use, for its employees only, on a non-exclusive basis, the cafeteria and an unstaffed fitness facility located within space in the Building occupied by Sub-Sublandlord (collectively, the "Facilities"). Sub-Sublandlord shall be entitled to impose and enforce rules and regulations regarding the use of the Facilities from time to time, subject to the approval of the Sub-Subtenant, which approval shall not be unreasonably withheld. Sub-Sublandlord shall have the right to discontinue either or both of the Facilities at any time, provided, however, that all arrangements relating to the use and operation of the space within the Building where any such discontinued Facility shall have been located shall be mutually agreed upon by the Sub-Sublandlord and the Sub-Subtenant.

    Section 17. Renewal of Sublease. Sub-Sublandlord and Sub-Subtenant acknowledge and agree that they will cooperate with each other in connection with any negotiations or discussions with the Over Landlord or the Prime Tenant relating to the extension, replacement or renewal of the Sublease regarding the Subleased Premises or any portion thereof. It is further understood and agreed that any extension, replacement or renewal of the Sublease with respect to the Subleased Premises or any portion thereof shall provide that the Subleased Premises, or portion thereof, as the case may be, shall be shared on a pro-rata basis (i.e. the Sub-Subtenant shall be entitled to the Sub-Subtenant's Pro-Rata Share of the Subleased Premises or portion thereof, with the Sub-Sublandlord being entitled to the balance of the Subleased Premises or portion thereof, as the case may be), unless otherwise agreed to by the parties hereto.



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    IN WITNESS WHEREOF, Sub-Sublandlord and Sub-Subtenant have hereunto caused this Sub-Sublease to be duly executed as of the date first set forth above.

WITNESSES:                             SUB-SUBLANDLORD:
                                       RISK CAPITAL REINSURANCE COMPANY

/s/ Elizabeth A. Wiedmann              By: /s/ Paul J. Malvasio
-------------------------                ----------------------------------
                                         Name: Paul J. Malvasio
-------------------------                Title: Chief Financial Officer



                                       SUB-SUBTENANT:
                                       MARSH & MCLENNAN RISK CAPITAL CORP.


/s/ Dionne B. Creagh                   By: /s/ Richard A. Goldman
------------------------                 ----------------------------------
                                         Name:  Richard A. Goldman
------------------------                 Title: Finance Director